Exhibit 99.01

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192	For Media & Investor Inquiries: Jacquie Ross, CFA Tel: (408) 400 8329 corporate.communications@cepheid.com

CEPHEID SCHEDULES 2015 FOURTH QUARTER AND FULL YEAR RESULTS ANNOUNCEMENT

AND WEBCAST

Announces Preliminary Q415 Revenue of Approximately $147 Million

SUNNYVALE, CALIF. —January 11, 2016 – Cepheid (Nasdaq: CPHD) today announced that it will report financial results for its 2015 fourth quarter and full year ended December 31, 2015 on Tuesday, February 2, 2016, after the close of the market.

Based on preliminary financial results for the quarter ended December 31, 2015, the company expects to report revenue of approximately $147 million, in-line with the Company’s guidance for revenue in the $146 to $150 million range. 2015 Fourth Quarter revenue was driven by stronger than expected commercial system and HBDC performance offset by lower commercial flu revenue associated with a delayed and possibly milder than expected flu season.

The company will host a management presentation at 2 p.m. Pacific Time on Tuesday, February 2, 2016, to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, Calif., Cepheid is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs and expectations for the future, including those relating to revenues for the fourth quarter and business performance for the fourth quarter, including commercial system and HBDC performance and commercial flu test performance.

Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: the Company’s success in increasing commercial and HBDC sales and the effectiveness of its sales personnel; the relative mix of commercial and HBDC sales, and relative mix of instrument and test sales; manufacturing costs associated with the ramp-up of new products; the performance and market acceptance of new products; sufficient customer demand, customer confidence in product availability and available customer budgets for the Company’s products; the Company’s ability to develop new products, complete clinical trials successfully and obtain regulatory clearances in a timely manner for new products; uncertainties related to the FDA regulatory and international regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; the Company’s ability to successfully complete and bring on additional manufacturing lines; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the impact of foreign currency exchange; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ from those included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statements or reasons why results might differ.

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